UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.     )

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☐	Soliciting Material Pursuant to §240.14a-12

Carver Bancorp, Inc.

(Name of Registrant as Specified In Its Charter)

 (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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July 26, 2019

Dear Stockholder:

You are cordially invited to attend the annual meeting of stockholders of Carver Bancorp, Inc. (“Carver” or the “Company”), the holding company for Carver Federal Savings Bank, which will be held on Thursday, September 12, 2019, and any adjournment or postponement thereof (the “Annual Meeting”). This year’s Annual Meeting will be a virtual meeting of stockholders, which will be conducted via live webcast. You will be able to participate in this year’s Annual Meeting online, vote your shares electronically and submit your questions during the meeting by visiting www.virtualshareholdermeeting.com/CARV2019. Instructions regarding how to attend the meeting online and details concerning the business to be conducted at the Annual Meeting are more fully described in the accompanying Notice of Annual Meeting of Stockholders and proxy statement.

With this letter, we are including the Notice of Annual Meeting of Stockholders, the proxy statement, the proxy card and our Annual Report for the fiscal year ended March 31, 2019. The attached Notice of Annual Meeting of Stockholders and proxy statement describe the formal business to be transacted at the Annual Meeting. Directors and officers of Carver, as well as representatives of BDO USA, LLP, the accounting firm appointed by the Finance and Audit Committee of the Board of Directors to be Carver’s independent auditors for the fiscal year ending March 31, 2020, will attend the Annual Meeting.

The Board of Directors of Carver recommends a vote “FOR” all nominees for election as director (“Proposal One”), “FOR” the ratification of the appointment of BDO USA, LLP as our independent auditors for the fiscal year ending March 31, 2020 (“Proposal Two”), “FOR” the advisory (non-binding) approval of the compensation of our Named Executive Officers (“Proposal Three”) and in favor of the “ONE YEAR” option with respect to the frequency of future “say-on-pay” votes with respect to our Named Executive Officers.

You may vote by telephone or over the internet, as well as by using the traditional proxy card. Please see the enclosed proxy card or page 2 of the attached proxy statement for instructions on these methods of voting. Whether or not you attend the Annual Meeting online, it is important that your shares be represented and voted at the Annual Meeting. Please sign, date and return the enclosed proxy card or vote via telephone or internet as directed on the proxy card, at your earliest convenience.

The Board of Directors, management and employees of Carver thank you for your ongoing support and continued interest in Carver. We hope that you will join us online at the Annual Meeting.

Sincerely yours,

/s/ Michael T. Pugh
Michael T. Pugh
President and Chief Executive Officer

CARVER BANCORP, INC.
75 West 125th Street
New York, New York 10027-4512

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON SEPTEMBER 12, 2019

 NOTICE IS HEREBY GIVEN that the annual meeting of stockholders of Carver Bancorp, Inc. (“Carver”) will be held on September 12, 2019 at 10:00 a.m. This year’s Annual Meeting will be a completely virtual meeting of stockholders, which will be conducted via live webcast. You will be able to participate in the Annual Meeting online, vote your shares electronically, and submit your questions during the meeting by visiting www.virtualshareholdermeeting.com/CARV2019. Because the Annual Meeting is virtual and being conducted via live webcast, stockholders will not be able to attend the Annual Meeting in person. Details regarding how to participate in the meeting online and the business to be conducted at the Annual Meeting are more fully described in the accompanying proxy statement.

At the Annual Meeting, stockholders will be asked to consider and vote upon the following matters:

1.	To elect two directors, each to serve for a three-year term and until their respective successors has been elected and qualified;

2.	To ratify the appointment of BDO USA, LLP as independent auditors for Carver for the fiscal year ending March 31, 2020;

3.	Advisory (non-binding) approval of the compensation of our Named Executive Officers as described in the proxy statement; and

4.	An advisory vote with respect to the frequency of future advisory votes on the compensation of our Named Executive Officers.

If any other matters properly come before the Annual Meeting, including, among other things, a motion to adjourn or postpone the Annual Meeting to another time or place or both for the purpose of soliciting additional proxies or otherwise, the persons named in the accompanying proxy card will vote the shares represented by all properly executed proxies on such matters using their best judgment. As of the date of the proxy statement, Carver’s management is not aware of any other such business.

The Board of Directors has fixed July 19, 2019 as the record date for determining the stockholders entitled to notice of and to vote at the Annual Meeting and at any adjournment or postponement thereof. Only stockholders of Carver as of the close of business on the record date will be entitled to vote at the Annual Meeting or any adjournment or postponement thereof. A list of stockholders entitled to vote at the Annual Meeting will be available at Carver Federal Savings Bank, 75 West 125th Street, New York, New York, for a period of twenty (20) days prior to the Annual Meeting. If you want to inspect the stockholder list, please contact Carver’s Corporate Secretary at (718) 230-2900.

Please promptly sign, date and return the enclosed Proxy Card or vote by telephone at 1-800-690-6903 from any touch-tone telephone or via the internet at www.proxyvote.com and follow the instructions. Please have your proxy card available when you call or access the web page and use the Carver Number and Account Number shown on your proxy card. You may revoke the proxy at any time prior to its exercise in the manner described in the attached proxy statement.

By Order of the Board of Directors

/s/ Isaac Torres
Isaac Torres
SVP and General Counsel

July 26, 2019

CARVER BANCORP, INC.
75 West 125th Street
New York, New York 10027-4512

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS
SEPTEMBER 12, 2019

GENERAL INFORMATION

General

This proxy statement and accompanying proxy card are being furnished to stockholders of Carver Bancorp, Inc. in connection with the solicitation of proxies by the Board of Directors of Carver to be used at the annual meeting of stockholders that will be held on Thursday, September 12, 2019 at 10:00 a.m., and at any adjournment or postponement thereof (the “Annual Meeting”). The accompanying Notice of Annual Meeting and proxy card, and this proxy statement, are first being mailed to stockholders on or about July 26, 2019.

Carver Bancorp, Inc., a Delaware corporation, operates as the savings and loan holding company for Carver Federal Savings Bank. In this proxy statement, we refer to Carver Bancorp, Inc. as “Carver” and Carver Federal Savings Bank as “Carver Federal” or the “Bank.”

Important notice regarding the availability of proxy materials for the September 12, 2019 Annual Meeting of Stockholders: The Proxy Statement for the 2019 Annual Meeting of Stockholders is available at http://www.proxyvote.com.

Who Can Vote

The Board of Directors of Carver has fixed the close of business on July 19, 2019 as the record date for determining stockholders entitled to receive notice of and to vote at the Annual Meeting. Only stockholders of record at the close of business on the record date will be entitled to vote electronically at the Annual Meeting. As of the close of business on July 19, 2019, the outstanding voting stock of Carver consisted of 3,697,914 shares of common stock, par value $0.01 per share (“Common Stock” or “Voting Stock”). The holders of record of a majority of the total number of votes eligible to be cast in the election of directors represented in person or by proxy at the Annual Meeting will constitute a quorum for the transaction of business at the Annual Meeting.

How Many Votes You Have

Each holder of shares of Common Stock outstanding on July 19, 2019 will be entitled to one vote for each share held of record (other than Excess Shares, as defined below) upon each matter properly submitted at the Annual Meeting. As provided in Carver’s Certificate of Incorporation, record holders of Voting Stock on behalf of a person who beneficially owns in excess of 10% of the outstanding shares of Voting Stock (“Excess Shares”) shall be entitled to cast only one-hundredth of one vote per share for each Excess Share. A person or entity is deemed to beneficially own shares owned by an affiliate or associate as well as by persons acting in concert with such person or entity. Carver’s Certificate of Incorporation authorizes the Board of Directors to interpret and apply the provisions of the Certificate of Incorporation and Bylaws governing Excess Shares and to determine on the basis of information known to it after reasonable inquiry of all facts necessary to ascertain compliance with the Certificate of Incorporation, including, without limitation: (1) the number of shares of Voting Stock beneficially owned by any person or purported owner; (2) whether a person or purported owner is an affiliate or associate of, or is acting in concert with, any other person or purported owner; and (3) whether a person or purported owner has an agreement or understanding with any person or purported owner as to the voting or disposition of any shares of Voting Stock.

How You Can Vote

If you are a stockholder whose shares are registered in your name, you may vote your shares electronically at the virtual meeting or by one of the following methods:

Vote by Internet, by going to the web address http://www.proxyvote.com and following the instructions for internet voting shown on the enclosed proxy card.

Vote by Telephone, by dialing 1-800-690-6903 from any touch-tone telephone and follow the instructions. Have your proxy card available when you call and use the Carver Number and Account Number shown on your proxy card.

Vote by Proxy Card, by completing, signing, dating and mailing the enclosed proxy card in the envelope provided.

If you vote by telephone or by Internet, please do not mail your proxy card.

If you return your signed proxy card or use telephone voting before the Annual Meeting, the named proxies will vote your shares as you direct. You have three choices on each matter to be voted on. For example, for the election of directors, you may (1) vote “FOR” all the nominees, (2) “WITHHOLD” authority for all nominees or (3) Vote “FOR ALL EXCEPT.” See “Proposal One–Election of Directors.” For Proposal Two and Three, you may vote “FOR,” “AGAINST” or “ABSTAIN” from voting.

If you send in your proxy card or use telephone voting, but do not specify how you want to vote your shares, the named proxies will vote “FOR” the nominees for election as director (“Proposal One”), “FOR” the ratification of the appointment of BDO USA, LLP, as independent auditors for Carver for the fiscal year ending March 31, 2020 (“Proposal Two”), “FOR” the advisory (non-binding) approval of compensation of Named Executive Officers (“Proposal Three”), and in favor of the “ONE YEAR” option with respect to the frequency of future “say-on-pay” advisory votes (“Proposal Four”).

Important Information Regarding Record Ownership, Beneficial Ownership and Voting at the Annual Meeting

Many of our stockholders hold their shares through stockbrokers, banks, or other nominees, rather than directly in their own names (i.e., a stockholder of record). If your shares are registered directly with our transfer agent, you are a stockholder of record. As a stockholder of record, you have the right to grant your voting proxy directly to Carver and vote your shares by proxy in the manner described above, or you may personally vote your shares at the virtual Annual Meeting. To attend and vote personally at the virtual Annual Meeting, visit www.virtualshareholdermeeting.com/CARV2019 and follow the instructions on your proxy card. Even if you plan to attend the virtual meeting, we recommend that you vote in advance by proxy.

If you hold your shares in “street name” (i.e., in a brokerage account), you are not considered to be the “stockholder of record” of those shares. Instead, you are the “beneficial owner” of those shares and your broker is the “stockholder of record.” If you hold your shares in street name, your broker is sending these proxy materials to you. As the beneficial owner, you have the right to direct your broker how to vote by filling out a voting instruction form that accompanies your proxy materials. Your broker may allow you to provide voting instructions by telephone. Please see the instruction form provided by your broker that accompanies this proxy statement. As the beneficial owner, you are also invited to attend the Annual Meeting online. However, since you are not the stockholder of record, you may not vote your shares at the Annual Meeting online unless you obtain a legal proxy from your broker authorizing you to do so.

Attending the Virtual Annual Meeting

This year’s Annual Meeting will be a completely virtual meeting of stockholders and will be webcast live over the internet. Please go to www.virtualshareholdermeeting.com/CARV2019 for instructions on how to attend and participate in the Annual Meeting. Any stockholder may attend and listen live to the webcast of the Annual Meeting over the Internet at such site. Stockholders as of the record date may vote and submit questions while attending the Annual Meeting via the Internet by following the instructions listed on your proxy card. The webcast starts at 10:00 a.m., Eastern time, on September 12, 2019. We encourage you to access the meeting prior to the start time.

Votes Required

Proposal One. Directors are elected by a plurality of votes cast in person or by proxy at the Annual Meeting. The two nominees receiving the highest number of votes cast in person or by proxy at the Annual Meeting will be elected to the Board of Directors. As such, if you do not vote for a nominee, your vote will not count “FOR” or “AGAINST” the nominee. If you “WITHHOLD” authority for any nominee, your vote will not count “FOR” or “AGAINST” the nominee, unless you properly submit a new proxy card or vote at the Annual Meeting. You may not vote your shares cumulatively for the election of directors. Broker non-votes will have no effect on the election of directors.

Proposal Two. The ratification of the appointment of BDO USA, LLP as Carver’s independent auditors requires the affirmative vote of the holders of a majority of the number of votes eligible to be cast by the holders of Voting Stock present, in person or by proxy, and entitled to vote at the Annual Meeting. Therefore, if you “ABSTAIN” from voting on this proposal, it has the same effect as if you voted “AGAINST” the proposal. Broker non-votes will have no effect on the outcome of this proposal.

Proposal Three. Both: (i) Section 111 of the Emergency Economic Stabilization Act of 2008 (“EESA”), as amended by the American Recovery and Reinvestment Act of 2009 (due to Carver’s participation in the Troubled Asset Relief Program (“TARP”)); and (ii) the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, requires Carver to include a non-binding shareholder vote to approve the compensation of Carver’s Named Executive Officers. Accordingly, we are asking you to approve the compensation of the Named Executive Officers as described under “Compensation of Directors and Executive Officers” in this proxy statement. Approval of this proposal requires the affirmative vote of the holders of a majority of the number of votes eligible to be cast by the holders of Voting Stock present, in person or by proxy, and entitled to vote at the Annual Meeting. Abstentions will have the same effect as a vote “AGAINST” the proposal, and broker non-votes will have no effect on the outcome of the proposal. Your vote is advisory and will not be binding upon the Board of Directors of Carver. However, the Compensation Committee will take into account the outcome of the vote when considering future executive compensation arrangements.

Proposal Four. Regarding the advisory vote on the frequency of future “say-on-pay” advisory votes on our executive compensation, stockholders may choose one of four choices: “ONE YEAR,” “TWO YEARS,” “THREE YEARS,” or “ABSTAIN.” The advisory vote on the frequency of future “say-on-pay” votes are determined by the affirmative vote of a majority of the votes cast at the Annual Meeting, without regard to either broker non-votes or abstentions. Your vote is advisory and will not be binding upon the Board of Directors of Carver. However, the Compensation Committee will take into account the outcome of the vote when considering the frequency of future “say-on-pay” advisory votes.

Revocability of Proxies

If you are a stockholder whose shares are registered in your name, you may revoke your grant of a proxy at any time before it is voted at the Annual Meeting by:

•	filing a written revocation of the proxy with Carver’s Corporate Secretary;

•	submitting another proper proxy with a more recent date than that of the proxy first given by (1) following the telephone voting instructions, (2) following the internet voting instructions or (3) completing, signing, dating and returning a proxy card to Carver; or

•	attending the virtual meeting and voting electronically at the Annual Meeting.

If you are a stockholder whose shares are not registered in your name, you may revoke your proxy by contacting your bank, broker or other holder of record for revocation instructions.

We are soliciting proxies only for the Annual Meeting. If you grant us a proxy to vote your shares, the proxy will be exercised only at the Annual Meeting.

Solicitation of Proxies

Carver will bear the entire cost of solicitation of proxies, including the preparation, assembly, printing and mailing of this proxy statement and any additional information furnished to Carver stockholders. In addition to solicitation of proxies by mail, solicitation may be made by certain of our directors, officers or employees telephonically, electronically or by other means of communication or by Morrow Sodali LLC (“Morrow”) which we have retained to assist in the solicitation of proxies. Our directors, officers and employees will receive no additional compensation for any such solicitation, and Morrow will receive a fee of $3,500 plus reasonable out-of-pocket expenses for its services. Carver will reimburse brokers and other similar institutions for costs incurred by them in mailing proxy materials to beneficial owners in accordance with applicable rules.

SECURITY OWNERSHIP OF CERTAIN
BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of July 19, 2019, certain information as to shares of Voting Stock beneficially owned by persons owning in excess of 5% of any class of Carver’s outstanding Voting Stock. Carver knows of no person, except as listed below, who beneficially owned more than 5% of any class of the outstanding shares of Carver’s Voting Stock as of July 19, 2019. Except as otherwise indicated, the information provided in the following table was obtained from filings with the Securities and Exchange Commission (“SEC”) and with Carver pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Addresses provided are those listed in the filings as the address of the person authorized to receive notices and communications. For purposes of the table below and the table set forth under “Security Ownership of Management,” in accordance with Rule 13d-3 under the Exchange Act, a person is deemed to be the beneficial owner, for purposes of these tables, of any shares of stock (1) over which he or she has or shares, directly or indirectly, voting or investment power, or (2) of which he or she has the right to acquire beneficial ownership at any time within 60 days after July 19, 2019. As used in this proxy statement, “voting power” is the power to vote or direct the voting of shares, and “investment power” includes the power to dispose or direct the disposition of shares.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Common Stock Outstanding(1)
U.S. Department of the Treasury c/o The Bank of New York Mellon 2 Hanson Place Brooklyn, NY 11217	2,321,286	(2)	62.77%

(1)	On July 19, 2019, there were 3,697,914 outstanding shares of Common Stock.
(2)	On October 28, 2011, the United States Department of the Treasury (the “U.S. Treasury”) exchanged the Series B preferred stock it owned as part of the TARP Community Development Capital Initiative (the “TARP-CDCI”) for 2,321,286 shares of Common Stock.

Security Ownership of Management

The following table sets forth information about the shares of Voting Stock beneficially owned by each nominee, each current director of Carver, each Named Executive Officer identified in the Summary Compensation Table included in this proxy statement, and all directors and executive officers of Carver or Carver Federal, as a group, as of July 19, 2019. Except as otherwise indicated, each person and each group shown in the table has sole voting and investment power with respect to the shares of Voting Stock indicated and none of the shares are pledged as security.

Name	Title	Amount and Nature of Beneficial Ownership of Common Stock (1)	Percent of Common Stock Outstanding (2)
Robert R. Tarter	Chairman of the Board	66	*
Pazel G. Jackson, Jr.	Director	88	*
Janet L. Rollé	Director	133	*
Susan M. Tohbe	Director	133	*
Lewis P. Jones III	Director	1,600	*
Colvin W. Grannum	Director	2,340	*
Kenneth J. Knuckles	Director	1,600	*
Craig C. MacKay	Director	1,000	*
Michael T. Pugh	President, Chief Executive Officer and Director	10,100	*
Christina L. Maier	First Senior Vice President and Chief Financial Officer	—	*
Sophia Haliotis	Senior Vice President, Chief Credit Officer	6,000	*
All directors and other executive officers as a group (11 persons) (3)		23,060	*

*	Less than 1% of outstanding Common Stock.
(1)	Amounts of equity securities shown include shares of common stock subject to options exercisable within 60 days as follows: Ms. Rollé - 66; Ms. Tohbe – 66; Mr. Jones – 600; Mr. Grannum – 600; Mr. Knuckles – 600; all officers and directors as a group – 1,932.
Amounts of equity securities shown include unvested shares of restricted stock awarded to the executive officers and directors under the 2006 Stock Incentive Plan or the 2014 Equity Incentive Plan, which such executive officers and directors have neither voting nor dispositive power, as follows: Mr. Jones - 400; Mr. Grannum - 400; Mr. Knuckles - 400; Mr. MacKay - 1,000; Mr. Pugh – 10,000; Ms. Haliotis – 6,000; all officers and directors as a group -18,200.
(2)	Percentages with respect to each person or group of persons have been calculated on the basis of 3,697,914 shares of Common Stock outstanding as of July 19, 2019, plus the number of shares of Common Stock which such person or group has the right to acquire within 60 days after July 19, 2019 by the exercise of stock options.
(3)	The table does not include shares beneficially owned by Mr. Fitzpatrick, as he retired from the Company prior to the July 19, 2019 record date.

PROPOSAL ONE ELECTION OF DIRECTORS

 General

The Certificate of Incorporation of Carver provides that Carver’s Board of Directors shall be divided into three (3) classes, as nearly equal in number as possible. The directors of each class serve for a term of three (3) years, with one (1) class elected each year. In all cases, directors serve until their successors are elected and qualified.

Carver's Board of Directors has the discretion to fix the number of directors by resolution and has so fixed this number at nine (9). The terms of two (2) directors expire at the Annual Meeting. Pazel G. Jackson, Jr. and Susan M. Tohbe, whose terms are expiring, have been nominated and approved by Carver's Nominating/Corporate Governance Committee and ratified by the Board of Directors to be re-elected at the Annual Meeting to serve for a term of three (3) years and until their respective successors are elected and qualified.

Each nominee has consented to being named in this proxy statement and to serve if elected. However, if any nominee is unable to serve, the shares represented by all properly executed proxies which have not been revoked will be voted for the election of such substitute as the Board of Directors may recommend, or the size of the Board of Directors may be reduced to eliminate the vacancy. At this time, the Board knows of no reason why any nominee might be unable to serve.

Information Regarding Nominees and Continuing Directors

The following table sets forth certain information with respect to the nominees for election as a director and each director whose term does not expire at the Annual Meeting (“Continuing Director”). There are no arrangements or understandings between Carver and any director or nominee pursuant to which such person was elected or nominated to be a director of Carver. For information with respect to the ownership of shares of the Common Stock by each director and nominee, see “Security Ownership of Certain Beneficial Owners and Management—Security Ownership of Management.”

Name	Age	End of Term	Position Held with Carver and Carver Federal	Director Since
Nominees for Term Expiring in 2019
Pazel G. Jackson, Jr.	88	2019	Director	1997
Susan M. Tohbe	71	2019	Director	2010

Continuing Directors
Craig C. MacKay	56	2020	Director	2017
Janet L. Rollé	57	2020	Director	2010
Lewis P. Jones III	67	2020	Director	2013
Colvin W. Grannum	66	2020	Director	2013
Robert R. Tarter	71	2021	Chairman of the Board	2006
Kenneth J. Knuckles	72	2021	Director	2013
Michael T. Pugh	47	2021	President, Chief Executive Officer and Director	2015

Directors’ Backgrounds

The principal occupation and business experience of each nominee for election as director and each Continuing Director is set forth below.

Nominees for Election as Director

The Nominating/Corporate Governance Committee of the Board of Directors nominated, and the Board of Directors approved, the following individuals for election as Director:

Pazel G. Jackson, Jr., has been a member of the Board of Directors of Carver and Carver Federal since 1997. Mr. Jackson retired as Senior Vice President of JPMorgan Chase in 2000. During his 37-year career in banking, he held positions of increasing responsibility at JPMorgan Chase, Chemical Bank, Texas Commerce Bank and the Bowery Savings Bank. From January 1995 to 2000, Mr. Jackson was responsible for mortgage market development throughout the United States for JPMorgan Chase. His prior positions included Senior Credit Officer of Chemical Mortgage Company, Business Manager of Chemical Mortgage Division, Chief Lending Officer of Bowery Savings Bank and Marketing Director of Bowery Savings Bank. Mr. Jackson was formerly Vice-Chairman of the Battery Park City Authority and formerly Chairman of The Mutual Real Estate Trust. He is a licensed Professional Engineer with more than 16 years of senior management experience in design and construction. Mr. Jackson earned B.C.E. and M.C.E. degrees from the City College of New York, an M.B.A. from Columbia University and a Doctorate in Business Policy Studies from Pace University in New York. Mr. Jackson’s extensive senior level banking experience, including his extensive lending and real estate experience, coupled with his advanced formal education, has given him front-line exposure to many of the issues facing Carver, as well as valuable insight needed as Chairman of the Asset Liability and Interest Rate Risk Committee.

Susan M. Tohbe is an owner and manager of Peterson County LLC, a real estate investment, development and management company with properties principally located in Connecticut. At Peterson County, Ms. Tohbe directs the financial operations and manages the portfolio of low-income tenant apartment buildings. Prior to joining Peterson County in 2001, Ms. Tohbe was Chief Financial Officer of the Mashantucket Pequot Tribal Nation, the owners of the Foxwoods Resort Casino, several other hotel properties, commercial real estate, a nationwide pharmaceutical distribution network, and other operations which were as diverse as shipbuilding and ferry operations, and the construction and operation of the $200 million Pequot Museum and Research Center. In addition, she oversaw the $350 million annual government budget, covering the costs of managing the reservation and the health and welfare of the Tribe. Prior to that, Ms. Tohbe held Chief Financial Officer positions at J.M. Huber Corporation in Edison, New Jersey, and The Oakland Tribune in Oakland, California. She also served as a Senior Vice President of Bank of America’s World Banking Group, where she was responsible for all aspects of the group’s financial operations. She has served on the boards of the California Public Employees Retirement System, Pacific Gas & Electric Nuclear Decommissioning Trust, Mills College, San Francisco Ballet, and Catalyst. Ms. Tohbe holds an M.B.A and B.A. from the University of California, Berkeley. Her extensive experience in operating her own company focused on providing housing and real estate development, in addition to her experience as the chief financial officer at several organizations, bring valuable business and leadership skills and financial acumen to the Board in furtherance of its objective of maintaining a membership of experienced and dedicated individuals with diverse backgrounds, perspectives, skills, and other qualities that are beneficial to Carver. Ms. Tohbe serves as Chair of the Finance and Audit Committee.

The Board of Directors Recommends a Vote
“FOR” Each Nominee for Election as Director.

Please Mark Your Vote on the Enclosed Proxy Card and
Return it in the Enclosed Postage-Prepaid Envelope
or Vote by Telephone or the Internet.

Continuing Directors

Craig C. MacKay is a Managing Director and Partner of England & Company. He has nearly 30 years of investment banking experience focused on corporate financings, investments and M&A advisory for middle market companies. Mr. MacKay previously headed the Private Finance groups at Oppenheimer & Company, Canadian Imperial Bank of Commerce, SunTrust Robinson Humphrey, and was the Managing Member and founder of HNY Associates, a private merchant bank and advisory services firm. Since beginning his banking career at Bankers Trust Company in 1989, he has completed over $12 billion of middle-market domestic and cross-border capital and corporate advisory engagements. Mr. MacKay has executed over 100 acquisition financings, leverage recapitalizations, growth capital-raises and refinancings across a broad spectrum of industrial sectors, including healthcare, business services, financial services, manufacturing and consumer retail. He has served on numerous corporate and non-profit boards and advisory councils and earned both his Bachelor of Science in Economics and Master of Business Administration degree in Finance at the Wharton School of the University of Pennsylvania. Mr. MacKay’s experience in capital markets and corporate finance provides Carver with additional perspective on opportunities in its market area.

Janet L. Rollé is General Manager of Parkwood Entertainment, the entertainment company founded by entertainer and entrepreneur, Beyoncé. She previously served as Executive Vice President and Chief Marketing Officer of CNN Worldwide. Prior to joining CNN Worldwide in April 2011, Ms. Rollé was Executive Vice President and Chief Marketing Officer of BET Networks from April 2007 to March 2011. In that role, Ms. Rollé directed brand, marketing and creative strategy for all businesses of BET Networks. From 2005 to 2007, Ms. Rollé served as Vice President and General Manager of AOL’s affinity websites, AOL Black Voices and the 10 websites in AOL Women's & Lifestyle category. Ms. Rollé was previously Vice President, Programming Enterprises and Business Development at MTV Networks, responsible for growing revenue at VH1 and Country Music Television. Ms. Rollé began her career at Home Box Office (“HBO”), holding positions including Special Assistant to the Chairman, and Director of Marketing and New Media, for the video division of HBO. Ms. Rollé holds an M.B.A. from Columbia University and a B.F.A. from the State University of New York, Purchase. She currently serves on the Board of Directors of the American Foundation for the University of the West Indies. Ms. Rollé’s experience in marketing to diverse constituencies improved Carver’s ability to address the needs of the changing communities it serves.

Lewis P. Jones III is Managing Principal Co-Founder at 5 Stone Green Capital, an asset management firm that focuses on energy efficient and sustainably-designed real estate developments, since 2010. Mr. Jones was an executive from 1988 to 2009 at JPMorgan Chase (and predecessor banks), including serving as the Co-Portfolio Manager of the JPMorgan Urban Renaissance Property Fund and a senior member of the Acquisitions Team at JP Morgan Asset Management. Mr. Jones also previously served as President of the Chase Community Development Corporation. Mr. Jones earned his undergraduate degree from Harvard University and a law degree and MBA from Columbia University. Mr. Jones’s expertise in community development and green real estate lending and investment offers Carver a unique perspective on burgeoning opportunities in its market area.

Colvin W. Grannum is President and Chief Executive Officer of Bedford Stuyvesant Restoration Corporation, since 2001. Previously, Mr. Grannum served as Chief Executive Officer at Bridge Street Development Corporation. Prior to his career in community development, Mr. Grannum practiced law for more than 17 years. Mr. Grannum earned an undergraduate degree from University of Pennsylvania and a law degree from Georgetown University Law Center. Mr. Grannum’s legal background and expertise in community development in New York City offers Carver a greater depth of understanding on the Bank’s market area and the needs of the changing communities that it serves.

Robert R. Tarter retired in 2009 as an Executive Vice President of the State Street Corporation, which he joined in 1994. Mr. Tarter held several executive level positions during his tenure with State Street, most recently as head of the Global Relationship Management Group and prior to that as head of Institutional Investor Services with responsibility for State Street’s North American investment servicing business for institutional clients. Before joining State Street Corporation, Mr. Tarter spent more than 20 years at Bankers Trust in corporate banking. Mr. Tarter earned his undergraduate degree from the Wharton School at the University of Pennsylvania. Mr. Tarter is a member of the Executive Leadership Council. Mr. Tarter’s long financial services career brings to the Board an in depth understanding of banking and the issues facing the industry, experience in addressing these issues and the skills to assist management oversee Carver’s lending, finance, and real estate businesses.

Kenneth J. Knuckles retired in 2018 as President and Chief Executive Officer of the Upper Manhattan Empowerment Zone Development Corporation (“UMEZ”), after over fifteen (15) years of service. Mr. Knuckles is also Vice Chair of the New York City Planning Commission. Prior to joining UMEZ, Mr. Knuckles was Vice President of Support Services and Chief Procurement Officer at Columbia University. Mr. Knuckles earned his undergraduate degree from the University of Michigan and his law degree from Howard University School of Law. Mr. Knuckles’ experience in New York City community development issues contributes to Carver’s mission to the communities it serves.

Michael T. Pugh, 47, is President, Chief Executive Officer and a member of the Boards of Directors of Carver and Carver Federal, since January 2015.  From January 2013 through December 2014, Mr. Pugh served as Carver’s President and Chief Operating Officer.  In 2012, he was Carver’s Chief Revenue Consultant, focusing on redesigning its business strategy, management structure and related processes.  A banking veteran of more than 26 years, Mr. Pugh has led teams of up to 600 associates in retail, business banking, commercial and residential lending, and call center operations. He has also been a critical leader in bank technology integrations, launched new lines of business, and executed new growth market strategies. Prior to joining Carver in August 2012, Mr. Pugh worked at Capital One, N.A., as Senior Vice President, Regional Executive and Market President of Eastern Maryland, Delaware and Washington, D.C. Mr. Pugh was responsible for revenue production, customer service, and bank operations for approximately 75 banking centers and $3 billion in deposits. In addition, he led Capital One’s community development strategy for 1,200 associates and eight counties. Before Mr. Pugh’s tenure at Capital One, he was a Senior Vice President, Retail Banking Executive for Citizens Financial Group, Charter One division. He led retail banking teams in the Michigan and Indiana markets with up to 67 banking centers. Mr. Pugh’s accomplishments included organically growing a new market by $400 million dollars in deposits and leading a team to become the number one Small Business Administration lender in Indiana. Mr. Pugh also serves as a board member of the New York Business Development Corp. (Executive, Audit, Loan, and Governance and Nominating Committees) and the Society for Financial Education and Professional Development (Board Chair, and Finance and Investment Committee). He is a member of the Board of Community Development Bankers Association (Membership Committee). Mr. Pugh earned a Bachelor of Science in Health Administration from Eastern Michigan University and received advanced management training at Babson College.

Executive Officers of Carver and Carver Federal

Biographical information for Carver’s executive officers who are not directors is set forth below. Such executive officers are officers of Carver and Carver Federal.

Executive Officers

Christina L. Maier, 65, is First Senior Vice President and Chief Financial Officer, since March 2016. Prior to joining Carver, Ms. Maier served as Executive Vice President and Chief Financial Officer of Patriot National Bancorp, Inc. from 2013 through March 2016. Prior to her time with Patriot National Bancorp, Inc., Ms. Maier spent over a decade in leadership positions at other financial institutions, including Provident New York Bancorp and Hudson United Bancorp. Ms. Maier earned an M.B.A. in Finance from St. Thomas Aquinas College and a B.S. in Accounting from Fairleigh Dickinson University.

Sophia Haliotis, 58, is Senior Vice President and Chief Credit Officer of Carver Federal. Ms. Haliotis joined Carver Federal in October 2017. She is responsible for the credit risk management of the Bank and oversees the Bank’s ALLL reserves, portfolio, workout and loan underwriting functions. Prior to joining Carver, Ms. Haliotis served as EVP and Chief Credit Officer at KEB Hana Bank, USA from 2015 to 2017. She was also the SVP, Chief Credit Officer at Community National Bank (CNB) from 2013 until its sale in 2015. She brings over 30 years of banking experience in credit risk, loan management and overall credit administration. Ms. Haliotis received her BA from the City University of New York and an MBA in Banking & Finance from Adelphi University.

Transactions with Certain Related Persons

Applicable law requires that all loans or extensions of credit to executive officers and directors must be made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with the general public and must not involve more than the normal risk of repayment or present other unfavorable features. Carver Federal offers loans to its directors, officers and employees, which loans are made in the ordinary course of business and are not made with more favorable terms nor do they involve more than the normal risk of collectability or present unfavorable features. Furthermore, loans above the greater of $25,000, or 5% of Carver Federal’s capital and surplus (up to $500,000), to Carver Federal’s directors and executive officers must be approved in advance by a majority of the disinterested members of Carver Federal’s Board of Directors. As of the date of this proxy statement, neither Carver nor Carver Federal had any outstanding loans or extensions of credit to any of its executive officers or directors.

Stock Ownership

Carver encourages its officers and directors to own stock in Carver, and a portion of the compensation of its officers and directors is stock-based, as described below under “Compensation of Directors and Executive Officers–Total Compensation Program Components.” Carver’s Corporate Governance Principles encourage directors to hold shares in Carver, and, so long as they remain on the Board of Directors, Board members are expected to retain a majority of the shares of Company common stock purchased in the open market or received pursuant to their service as Board members. Information regarding stock ownership of Carver’s directors and executive officers is set forth under “Compensation of Directors and Executive Officers–Executive Officer Compensation” and “Compensation of Directors and Executive Officers–Director Compensation.”

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires Carver’s directors and executive officers, and persons who own more than ten percent of a registered class of Carver’s equity securities, to file reports of ownership and changes in ownership with the SEC and the NASDAQ Stock Market. Officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish Carver with copies of all Section 16(a) forms they file.

Based solely on a review of copies of such reports of ownership furnished to Carver, or written representations that no forms were necessary, Carver believes that, during the last fiscal year, all filing requirements applicable to its directors, officers and greater than ten percent stockholders of Carver were complied with.

PROPOSAL TWO RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

General

The Finance and Audit Committee of the Board of Directors of Carver has appointed the firm of BDO USA, LLP as independent auditors for Carver for the fiscal year ending March 31, 2020 and the Board of Directors has determined that it would be desirable to request that stockholders ratify such appointment. Representatives of BDO USA, LLP are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

Stockholder ratification of the appointment of BDO USA, LLP is not required by Carver’s Bylaws or otherwise. However, the Board of Directors is submitting the appointment of the independent registered public accounting firm to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the appointment of BDO USA, LLP, the Finance and Audit Committee will reconsider whether it should select another independent registered public accounting firm. Even if the selection is ratified, the Finance and Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change is in the best interests of Carver and its stockholders.

Auditor Fee Information

Audit Fees

BDO USA, LLP’s billed audit fees for the fiscal years ended March 31, 2019 and March 31, 2018 were $300,000 and $300,000, respectively.

Audit-Related Fees

Carver’s audit-related fees during the fiscal year ended March 31, 2019 were $100,820. Carver did not incur audit related fees during the fiscal year ended March 31, 2018.

Tax Fees

Carver incurred tax fees of $24,804 during the fiscal year ended March 31, 2019. Carver did not incur tax fees during the fiscal year ended March 31, 2018.

All Other Fees

Carver did not engage its current principal accountant or former principal accountant to render services during the last two fiscal years, other than as reported above.

Pre-Approval Policy for Services by Independent Auditors

During fiscal year 2019, the Finance and Audit Committee of Carver’s Board of Directors pre-approved the engagement of BDO USA, LLP to provide non-audit services and considered whether, and determined that, the provision of such other services by BDO USA, LLP is compatible with maintaining BDO USA, LLP’s independence.

The Finance and Audit Committee has a policy to pre-approve all audit and permissible non-audit services provided by the Company’s independent auditor consistent with applicable SEC rules. Under the policy, prior to the engagement of the independent auditors for the next year’s audit, management submits an aggregate of services expected to be rendered during that year for each of the four categories of services described above to the Finance and Audit Committee for approval. Prior to engagement, the Finance and Audit Committee pre-approves these services by category of service. The fees are budgeted and the Finance and Audit Committee will receive periodic reports from management on actual fees versus the budget by category of service. During the year, circumstances may arise when it may become necessary to engage the independent auditors for additional services not contemplated in the pre-approval. In those instances, the Finance and Audit Committee requires specific pre-approval before engaging the independent auditor.

The Finance and Audit Committee has delegated pre-approval authority, subject to certain limits, to the chairman of the Finance and Audit Committee. The chairman is required to report, for informational purposes, any pre-approval decisions to the Finance and Audit Committee at its next regularly scheduled meeting.

Report of the Finance and Audit Committee of the Board of Directors

This report is furnished by the Carver Finance and Audit Committee of the Board of Directors as required by the rules of the SEC under the Exchange Act. The report of the Finance and Audit Committee shall not be deemed to be incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended (“Securities Act”), or the Exchange Act, except to the extent that Carver specifically incorporates this information by reference, and shall not otherwise be deemed to be filed under the Securities Act or the Exchange Act.

The Board of Directors has adopted a written charter that sets forth the Finance and Audit Committee’s duties and responsibilities and reflects applicable rules of the NASDAQ Stock Market and SEC regulations.

All members of the Finance and Audit Committee have been determined to be independent as defined in the listing requirements of the NASDAQ Stock Market. The Board of Directors has determined that Pazel G. Jackson, Jr., Susan M. Tohbe, and Colvin W. Grannum each qualify as an “audit committee financial expert.” The Finance and Audit Committee received the required written disclosures and letter from BDO USA, LLP, Carver’s independent accountants for fiscal year ended March 31, 2019, required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the Audit Committee concerning the independent registered public accounting firm’s independence. The Finance and Audit Committee reviewed and discussed with Carver’s management and BDO USA, LLP the audited financial statements of Carver contained in Carver’s Annual Report on Form 10-K for the fiscal year ended March 31, 2019. The Finance and Audit Committee has also discussed with BDO USA, LLP the matters required to be discussed pursuant to the Codified Statements on Auditing Standards No. 61, as amended or supplemented.

Throughout the year, the Finance and Audit Committee had full access to management and the independent and internal auditors for Carver. The Finance and Audit Committee acts only in an oversight capacity and necessarily relies on the assurances and work of Carver’s management and independent auditors who expressed an opinion on Carver’s annual financial statements.  Carver's management has the primary responsibility for the financial statements and the reporting process, including the systems of internal control.

As part of its ongoing activities, our Finance and Audit Committee has:

•	reviewed and discussed with management, and our independent registered public accounting firm, the audited consolidated financial statements of Carver for the year ended March 31, 2019;

•	discussed with our independent registered public accounting firm the matters required to be discussed by Auditing Standard No. 1301 Communications with Audit Committees, as amended, and as adopted by the Public Company Accounting Oversight Board; and

•	received and reviewed the written disclosures and the letter from our independent registered public accounting firm mandated by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the Finance and Audit Committee concerning independence, and has discussed with our independent registered public accounting firm its independence from Provident.

Based on its review and discussions described in the immediately preceding paragraphs, the Finance and Audit Committee recommended to the Board of Directors that the audited financial statements included in Carver’s Annual Report on Form 10-K for the fiscal year ended March 31, 2019 be included in that report.

Finance and Audit Committee of Carver

Susan M. Tohbe (Chairman)
Pazel G. Jackson, Jr.
Lewis P. Jones, III
Colvin W. Grannum

The Board of Directors Recommends a Vote “FOR”
the Ratification of the Appointment of
BDO USA, LLP as Independent Auditors For Carver.

Please Mark Your Votes on the Enclosed Proxy Card and
Return it in the Enclosed Postage-Prepaid Envelope
or Vote by Telephone or the Internet.

PROPOSAL THREE ADVISORY (NON-BINDING) APPROVAL OF COMPENSATION OF NAMED EXECUTIVE OFFICERS

Pursuant to the American Recovery and Reinvestment Act of 2009 (the “ARRA”), every participant in TARP, such as Carver, must permit a non-binding shareholder vote to approve the compensation of the participant’s executives. This proposal, commonly known as a “Say on Pay” proposal, gives shareholders the opportunity to endorse or not endorse the compensation of Carver’s Named Executive Officers by voting to approve or not to approve such compensation as described in this proxy statement. Accordingly, we are asking you to approve the compensation of Carver’s Named Executive Officers as described under “Compensation of Directors and Executive Officers” and the tabular disclosure regarding Named Executive Officer compensation (together with the accompanying narrative disclosure) in this proxy statement. Under the ARRA, your vote is advisory and will not be binding upon Carver. However, the Compensation Committee will take into account the outcome of the vote when considering future executive compensation arrangements.

The Board of Directors Recommends a Vote “FOR”
the Advisory (non-binding) approval of Compensation of Named Executive Officers.

Please Mark Your Votes on the Enclosed Proxy Card and
Return it in the Enclosed Postage-Prepaid Envelope
or Vote by Telephone or the Internet.

CORPORATE GOVERNANCE

General

The Board of Directors of Carver is committed to strong and effective corporate governance measures. The Board has developed, and continues to review, policies and practices covering the operation of the Board and its committees, including their composition and responsibilities, the conduct of Board meetings and the structure and role of the Board’s committees and related matters, including those discussed below and throughout this proxy statement. Among these measures are the following:

Independence. Under Carver’s Bylaws, at least three members of the Board must be independent under the criteria set forth in the Bylaws and, as a company listed on the NASDAQ Global Market, a majority of Carver’s Board must be independent under the criteria set forth in its listing requirements. In addition, pursuant to listing requirements of the NASDAQ Stock Market and the respective committee charters, all members of the Finance and Audit Committee, the Nominating/Corporate Governance Committee and the Compensation Committee must be independent.

Board Leadership Structure. The Board of Directors has separated the position of Chairman of the Board from the position of Chief Executive Officer, effective January 1, 2015. The Board of Directors believes this provides an efficient and effective leadership model for Carver.

Board’s Role in Risk Oversight. The Board’s role in Carver’s risk oversight process includes developing an understanding of banking and risk management (including capital requirements, asset quality control, management requirements, sources of earnings, liquidity, interest rate risk exposure and internal controls to mitigate that exposure), receiving regular reports from members of senior management on areas of material risk to Carver, including operational, financial, legal and regulatory, strategic and reputational risks. The full Board (or the appropriate committee in the case of risks that are reviewed and discussed at committee meetings) receives these reports from the appropriate “risk owner” within the organization to enable the Board or appropriate committee to understand our risk identification, risk management and risk mitigation strategies. When a committee receives the report, the chairman of the relevant committee reports on the discussion to the full Board at the next Board meeting. This enables the Board and its committees to coordinate the Board’s risk oversight role, particularly with respect to risk interrelationships.

Director Terms. Directors generally serve for three-year terms and until their successors are elected and qualified. See “Proposal One—Election of Directors—General.”

Executive Sessions. The Board of Directors holds executive sessions for non-employee directors at which management is not present. These sessions are presided over by Robert R. Tarter, the presiding Chairman. In addition, the Finance and Audit Committee regularly holds sessions at which management is not present, including sessions with Carver’s independent auditors and internal auditors. Each director also has access to any member of management and Carver’s independent auditors.

Outside Advisors. The Board and its committees may retain outside advisors and consultants as they, in their discretion, deem appropriate.

Board Self-Evaluation. The Nominating/Corporate Governance Committee, among other things, reviews Carver’s and the Board’s governance profile. In addition, the Board and its committees regularly review their role and responsibilities, composition and governance practices.

Corporate Governance Principles

The Board of Directors adopted Corporate Governance Principles that it revises in response to changing regulatory requirements, evolving best practices and the concerns of Carver’s stockholders and other constituents. The Corporate Governance Principles are published on Carver’s website at www.carverbank.com in the Corporate Governance section of the Investor Relations webpage.

Director Independence Determination

The Board of Directors has determined that each of its continuing non-management directors is independent according to the Board’s independence standards as set out in its Bylaws, Corporate Governance Principles, applicable rules of the SEC and the rules of the NASDAQ Stock Market. They are Janet L. Rollé, Lewis P. Jones III, Colvin W. Grannum, Robert R. Tarter, Kenneth J. Knuckles, Pazel G. Jackson, Jr., Susan M. Tohbe, and Craig C. MacKay.

Communications with Board of Directors

The Board of Directors welcomes communications from Carver stockholders. Interested parties may contact the Board of Directors at the following address:

Board of Directors

c/o Corporate Secretary

Carver Bancorp, Inc.

75 West 125th Street

New York, NY 10027

Communications may also be sent to individual directors at the above address.

Carver’s Corporate Secretary has the responsibility to collect mail for directors, forward correspondence directed to an individual director to that director in a timely manner, and to screen correspondence directed to multiple directors or to the full Board in order to forward it to the most appropriate committee chairperson or the full Board given the nature of the correspondence. Communications to the Board or any individual director that relate to Carver’s accounting, internal accounting controls or auditing matters will also be referred to the chairman of the Finance and Audit Committee. Other communications will be referred to the appropriate committee chairperson.

Financial Expert, Audit Committee Independence and Financial Sophistication

The Board of Directors has determined that Pazel G. Jackson, Jr., Susan Tohbe and Colvin W. Grannum each qualify as an “audit committee financial expert” and is financially sophisticated, and that each member of the Finance and Audit Committee is independent within the meaning of applicable SEC rules and meets the definition of independence in the NASDAQ Stock Market rules.

Director Selection Process

Carver’s Nominating/Corporate Governance Committee is charged with the responsibilities described under “Board and Committee Meetings—Nominating/Corporate Governance Committee.”

Among the Nominating/Corporate Governance Committee’s responsibilities is to identify and recommend to the Board candidates for election as directors. The committee considers candidates suggested by its members, other directors and stockholders as necessary in anticipation of upcoming director elections and other potential or expected Board vacancies. The committee is also authorized, at the expense of Carver, to retain search firms to identify candidates, as well as external legal, accounting or other advisors. The committee will provide guidance to search firms it retains about the particular qualifications the Board is then seeking.

All director candidates, including stockholder nominees, are evaluated on the same basis. In determining the needs of the Board and Carver, the Nominating/Corporate Governance Committee considers the qualifications of sitting directors and consults with other members of the Board, the Chief Executive Officer and, where appropriate, external advisors. Generally, the committee believes that all directors should exemplify the highest standards of personal and professional integrity should have broad experience in positions with a high degree of responsibility and the ability to commit adequate time and effort to serve as a director. Directors will assume the responsibility of challenging management through their active and constructive participation and questioning in meetings of the Board and its various committees, as well as in less formal contacts with management.

Director candidates, other than sitting directors, are interviewed by members of the committee and by other directors and the Chief Executive Officer, and the results of those interviews are considered by the committee in its deliberations. The Nominating/Corporate Governance Committee also evaluates sitting directors whose terms are nearing expiration, but who may be nominated for re-election, in light of the above considerations and their past contributions to the Board.

The Nominating/Corporate Governance Committee will evaluate director nominations by stockholders that are submitted in accordance with the procedural and informational requirements set forth in Carver’s Bylaws and described in this proxy statement under “Additional Information—Notice of Business to be Conducted at Annual Meeting.”

Among the factors that the Nominating/Corporate Governance Committee considers when evaluating the composition of the Board, diversity is critical. For Carver, diversity includes race, ethnicity and gender as well as the diversity of the directors’ experience. Included in the qualifications for directors listed in Carver’s Corporate Governance Guidelines is whether the candidate has special skills, expertise and background that would complement the attributes of the existing directors, taking into consideration the diverse population of the communities in which Carver operates. Carver’s Board is committed to ensuring that it comprises individuals whose backgrounds reflect the diversity represented by our employees, customers and shareholders.

Code of Ethics

Carver has adopted a Code of Ethics, which applies to Carver’s directors and employees and sets forth important Company policies and procedures in conducting Carver’s business in a legal, ethical and responsible manner. The Code of Ethics, including future amendments, is available free of charge on Carver’s website at www.carverbank.com in the Corporate Governance section of the Investor Relations webpage or by writing to the Corporate Secretary, Carver Bancorp, Inc., 75 West 125th Street, New York, New York 10027, or by telephoning (718) 230-2900. Carver intends to post on its website any waiver under the codes granted to any of its directors or executive officers.

Website Access to Governance Documents

Carver’s Corporate Governance Principles and the charters for the Finance and Audit, Compensation and Nominating/Corporate Governance Committees are available free of charge on Carver’s website at www.carverbank.com in the Corporate Governance section of the Investor Relations webpage or by writing to the Corporate Secretary, Carver Bancorp, Inc., 75 West 125th Street, New York, New York 10027, or by telephoning (718) 230-2900.

Board and Committee Meetings

The Board of Directors of Carver holds regularly scheduled meetings during the fiscal year to review significant developments affecting Carver and to act on matters requiring Board approval. It also holds special meetings when an important matter requires Board action between scheduled meetings. Members of senior management regularly attend Board meetings to report on and discuss their areas of responsibility. During fiscal year 2019, the Board met 15 times. No director attended fewer than 75%, in the aggregate, of the total number of Carver Board meetings held while he or she was a member of the Board during fiscal year 2019 and the total number of meetings held by committees on which he or she served during such fiscal year.

Carver’s Corporate Governance Principles encourage directors to attend Carver’s Annual Meeting of stockholders and all Board meetings and meetings of committees of the Board on which they serve. Carver’s Bylaws require that Carver have executive, finance and audit, nominating/corporate governance, compensation and asset liability and interest rate risk committees. The Board has adopted a charter for each of the Nominating/Corporate Governance Committee, the Compensation Committee and the Finance and Audit Committee, each of which may be amended from time to time. The nature and composition of each of the standing committees of Carver are described below.

Executive Committee. Pursuant to Carver’s Bylaws, the Executive Committee is authorized to act as appropriate between meetings of the Board. The members of this committee are Directors Robert R. Tarter (Chairman), Pazel G. Jackson, Jr., Kenneth J. Knuckles, Craig MacKay and Susan M. Tohbe. The Executive Committee did not hold any meetings during fiscal year 2019.

Nominating/Corporate Governance Committee. The Nominating/Corporate Governance Committee currently consists of Directors Janet Rollé (Chairman), Kenneth J. Knuckles and Craig C. MacKay. All members of the committee have been determined to be independent directors. The Nominating/Corporate Governance Committee’s functions include advising the Board on matters of corporate governance and considering qualifications of prospective Board member candidates, including conducting research to identify and recommend nomination of suitable candidates who are willing to serve as members of the Board, reviewing the experience, background, interests, ability and availability of prospective nominees to meet time commitments of the Board and committee responsibilities, considering nominees recommended by stockholders who comply with procedures set forth in Carver’s Bylaws and determining whether any prospective member of the Board has any conflicts of interest which may impair the individual’s suitability for such service. The committee has the responsibility to monitor current members of the Board pursuant to the same guidelines used to select candidates. The Nominating/Corporate Governance Committee is also responsible for identifying best practices and developing and recommending to the Board a set of corporate governance principles applicable to Carver and for periodically reviewing such principles.

The Nominating/Corporate Governance Committee met two times during fiscal year 2019 and recommended the director nominees to the Board of Directors, which accepted these recommendations. Only those nominations made by the Nominating/Corporate Governance Committee and approved by the Board will be voted upon at the Annual Meeting. For a description of the proper procedure for stockholder nominations, see “Additional Information—Notice of Business to be Conducted at Annual Meeting” in this proxy statement.

Compensation Committee. The Compensation Committee currently consists of Directors Kenneth J. Knuckles (Chairman), Colvin W. Grannum, Pazel G. Jackson Jr., and Janet L. Rollé. All members have been determined to be independent directors. The Compensation Committee evaluates the performance of Carver’s President and Chief Executive Officer and approves his compensation in consultation with the non-management members of the Board of Directors and, based on recommendations from management, reviews and approves senior management’s compensation and approves compensation guidelines for all other officers. The Compensation Committee administers Carver’s management recognition, incentive compensation stock option, and stock incentive plans and, in consultation with senior management, reviews and approves compensation policies. The Compensation Committee met four times during fiscal year 2019.

Finance and Audit Committee. The Finance and Audit Committee consists of Directors Susan M. Tohbe (Chairman), Pazel G. Jackson, Jr., Lewis P. Jones III, and Colvin W. Grannum. All members have been determined to be independent directors. The Finance and Audit Committee’s primary duties and responsibilities are to:

•	monitor the integrity of Carver’s financial reporting process and systems of internal controls regarding finance, accounting and legal compliance;

•	manage the independence and performance of Carver’s independent public auditors and internal auditing function;

•	monitor the process for adhering to laws, regulations and Carver’s Code of Ethics; and

•	provide an avenue of communication among the independent auditors, management, the internal auditing function and the Board of Directors.

Other specific duties and responsibilities include reviewing Carver’s disclosure controls and procedures, internal controls, Carver’s periodic filings with the SEC and earnings releases; producing the required audit committee annual report for inclusion in Carver’s proxy statement; and overseeing complaints concerning financial matters. The Finance and Audit Committee met eight times during fiscal year 2019, including meetings to review Carver’s annual and quarterly financial results prior to their public issuance.

Asset/Liability and Interest Rate Risk Committee. The Asset/Liability and Interest Rate Risk Committee consists of Directors Pazel G. Jackson, Jr. (Chairman), Lewis P. Jones III, Susan M. Tohbe, Kenneth Knuckles, and Craig C. MacKay. The Asset/Liability and Interest Rate Risk Committee monitors activities related to asset/liability management and interest rate risk, including the approval or ratification of mortgage loans and the establishment of guidelines related to risk, purchase or sale of loans and investments, and management of interest rate, credit and liquidity risk against objectives and risk limitations set forth in Carver Federal’s policies. The Asset/Liability and Interest Rate Risk Committee met ten times during fiscal year 2019.

Compliance Committee. The Compliance Committee was established on June 21, 2016 and consists of Directors Robert R. Tarter (Chairman), Pazel G. Jackson, Jr., Susan M. Tohbe and Michael T. Pugh. The Compliance Committee monitors the Bank’s compliance with the terms of the Formal Agreement by and between the Bank and the OCC and supervises the Bank’s overall regulatory compliance function. The Compliance Committee met 12 times during fiscal year 2019.

Institutional Strategy Committee. The Institutional Strategy Committee consists of Directors Craig C. MacKay (Chairman), Lewis P. Jones, III, Michael T. Pugh, and Colvin W. Grannum. The Institutional Strategy Committee focuses on the strategic objectives of the Bank with a primary focus on (i) sustainable profitability and growth, and (ii) capital planning/TARP compliance. The Institutional Strategy Committee met four times during fiscal year 2019.

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

This section discusses Carver’s executive compensation philosophy, guidelines and programs. It also provides the material factors affecting the Compensation Committee’s decision-making as it relates to Carver’s Named Executive Officers. The discussion and analysis is presented to provide shareholders a clear and comprehensive picture of Carver’s executive compensation program, and its individual components. For a full understanding of the information presented, please consider the following information together with the tables and its related narrative and footnotes below.

The following table lists Carver’s Named Executive Officers during the fiscal year ended March 31, 2019.

Name	Position with Carver During Fiscal 2019
Michael T. Pugh	President and Chief Executive Officer
Christina L. Maier Sophia Haliotis	First Senior Vice President and Chief Financial Officer Senior Vice President, Chief Credit Officer
John Fitzpatrick	Former First Senior Vice President and Chief Operating Officer (1)

(1) Mr. Fitzpatrick retired from the Company and the Bank, effective January 25, 2019

Executive Summary

Regulatory Programs and Agreements

Carver continues to be a participant in the TARP-CDCI. As such, Mr. Pugh is ineligible to receive cash-based incentive compensation and is subject to other compensation related restrictions. Additionally, on May 24, 2016, the Office of the Comptroller of the Currency (“OCC”) and Carver Federal entered into a Formal Agreement to carry out the compliance matters discussed further in the Carver Current Report on Form 8-K, as filed with the SEC on May 27, 2016. Under the Formal Agreement, Carver must comply with the requirements of the golden parachute regulations under 12 C.F.R. Part 359.

For more information, please refer to the “Compensation-Related Governance,” section in this Compensation of Directors and Executive Officers.

Fiscal 2019 Compensation Actions

Based on Carver’s performance for fiscal 2019 and consistent with the TARP-CDCI program guidelines and Carver’s executive compensation program design, the Compensation Committee took the following actions with respect to the compensation of the Named Executive Officers in 2019:

•	Base Salaries. The Named Executive Officers received minor salary adjustments in the fiscal year ended March 31, 2019 to reflect cost of living increases.

•	Short-Term Incentive Plan (“STI Plan”). The Compensation Committee determined that Carver did not meet the threshold adjusted operating income goal for the fiscal year ended March 31, 2019. No STI Plan payouts were received in the fiscal year ended March 31, 2019.

•	Long-Term Incentive Plan (“LTI Plan”). No LTI Plan awards nor any other awards under the Carver Bancorp, Inc. 2014 Equity Incentive Plan were made in the fiscal year ended March 31, 2019.

2018 Shareholder Engagement and Say-On-Pay Results

Carver holds an annual non-binding shareholder advisory vote as part of our requirements under the EESA. Over 73% of our stockholders approved the “say-on-pay” proposal concerning the compensation of our Named Executive Officers described in our proxy statement in 2018. The Compensation Committee considered the significant approval of the “say-on-pay” proposal in its deliberations and determined that no significant changes to the Company’s executive compensation program were required for the fiscal year ended March 31, 2019.

Compensation Philosophy

The ultimate goal of our compensation philosophy is to create long-term shareholder value by rewarding performance that furthers the strategic goals and growth of the Company. At the same time, the Compensation Committee seeks to maintain an executive compensation program that is competitive with comparably-sized financial institutions. The Compensation Committee also considers its location and sources of talent in making pay determinations. As a small community bank in New York City, competitive pressures on the ability to attract and retain talent are intense. Most executives and staff are recruited to Carver from money center banks and other larger financial institutions.

The Compensation Committee believes that executive compensation should support Carver’s unique business strategy and result in a compensation program that:

•	Enables Carver to attract and retain top talent by providing competitive reward opportunities while at the same time effectively controlling compensation costs;

•	Places significant focus on incentive/performance based rewards that are contingent on achievement of Company and individual performance; and

•	Enhances Carver’s long-term stockholder value.

Pay for Performance

Named Executive Officers, other than Mr. Pugh, earn a base salary and participate in the Short-Term Incentive Plan (“STI Plan”) and Long-Term Incentive Plan (“LTI Plan”). Due to compensation restrictions under TARP-CDCI, Mr. Pugh, receives a base salary and has the opportunity to receive restricted stock.

Carver does not target a specific pay mix; however, each Named Executive Officer has a significant percentage of their pay at risk through the STI Plan and LTI Plan. Each executive’s compensation opportunity is designed to provide pay below targeted pay levels if annual and/or long-term performance goals are not achieved. The compensation program is designed to provide pay at or above targeted pay levels if performance meets or exceeds goals.

Carver’s strategic vision is translated into specific performance goals, which the Compensation Committee considers in assessing its results and making total compensation decisions. Company, department and individual performance are also considered in the assessment. Factors critical to understanding Carver’s total performance include the following:

•	Internal and External Benchmarks – Executive performance is measured against Carver’s financial, operational and strategic goals for the fiscal year, along with economic and industry factors that may impact performance or strategy.

•	Company and Individual Performance – Executives are incentivized to work together as a team to drive overall Company performance; however, each executive is also held accountable and rewarded for achieving individual goals.

•	Short and Long-Term Performance – Compensation reflects a balance of short-term performance (i.e., how Carver meets its annual goals) and long-term performance (i.e., building a platform for sustained, profitable growth over multiple years).

•	Unique Business Model – Carver’s legacy is anchored in a 70-year history of commitment to providing capital, and thereby expanding wealth enhancing opportunities, to consumers and institutions in historically low to moderate income communities. Carver’s “Outstanding” rating by the Office of the Comptroller of the Currency following its most recent Community Reinvestment Act (“CRA”) examination in January 2019 (conducted every three years), noted that over 97% of Carver’s loans were originated in such communities, far exceeding peer institutions.

Role of the Compensation Committee

The Compensation Committee operates under a written charter that establishes its responsibilities. A copy of the Compensation Committee Charter can be found on the Company’s website at www.carverbank.com. The Compensation Committee reviews the charter annually to ensure that its scope is consistent with the Committee’s expected role and meets regulatory requirements. Under the charter, the Committee is charged with general responsibility for the oversight and administration of the Company’s compensation program. The charter gives the Committee the sole responsibility for determining the compensation of the President and Chief Executive Officer based on the Committee’s evaluation of his performance. The charter also authorizes the Committee to engage consultants and other professionals without management approval to the extent deemed necessary to discharge its responsibilities.

The Compensation Committee is comprised of four members of the Board, each of whom is independent. The Compensation Committee met four times during the fiscal year ended March 31, 2019. The Chairman of the Committee reported on Committee actions at subsequent meetings of the Board of Directors.

Decisions regarding other executives are made by the Compensation Committee considering recommendations from the President and Chief Executive Officer and with input from the Vice President and Human Resources Officer. Decisions by the Compensation Committee with respect to compensation of the President and Chief Executive Officer are ratified by the non-executive members Board of Directors.

Interaction with the Compensation Consultant

The Compensation Committee has the sole authority to retain and terminate a compensation consultant and to approve the consultant’s fees and all other terms of the engagement. For the fiscal year ended March 31, 2019, the Compensation Committee retained the services of Pearl Meyer & Partners LLC (“Pearl Meyer”), an independent compensation consulting firm, to assist with compensation matters concerning the President and Chief Executive Officer. The Compensation Committee holds executive sessions by phone without management present with the compensation consultant and has direct access to Pearl Meyer. Pearl Meyer provided support to the Committee with respect to director and Chief Executive Officer compensation during the fiscal year ended March 31, 2019 and attended no meetings of the Committee held in the fiscal year ended March 31, 2019.

Pearl Meyer reports directly to the Compensation Committee and does not provide any other services to the Company. The Compensation Committee has analyzed whether the work of Pearl Meyer as a compensation consultant has raised any conflict of interest, and has determined that the work of Pearl Meyer and the individual compensation advisors employed by Pearl Meyer as compensation consultants to the Company has not created any conflict of interest.

Role of Executives in Committee Deliberations

The Compensation Committee requests the General Counsel and Human Resources Officer to be present at Committee meetings where executive compensation and Company or individual performance are discussed and evaluated. Executives are free to provide insight, suggestions or recommendations regarding executive compensation. However, only the Compensation Committee members are allowed to vote on decisions regarding executive compensation.

The Compensation Committee meets with the President and Chief Executive Officer to discuss his own performance and compensation package, but ultimately decisions regarding his compensation are made solely based upon the Committee’s deliberations with input from the compensation consultant, as requested. The President and Chief Executive Officer is not present at meetings at which his compensation is being discussed and determined. Decisions regarding executives reporting directly to the President and Chief Executive Officer are made by the Compensation Committee considering recommendations from the President and Chief Executive Officer, as well as input from the compensation consultant as requested.

Total Compensation Program Components

The main components of Carver’s total compensation program are: base salary, annual incentives, and long-term incentives.

The following sections summarize the role of each component, how decisions are made and resulting decisions for the fiscal year ended March 31, 2019 as they relate to the Named Executive Officers.

Base Salary

The purpose of base salary is to provide fixed, competitive pay that recognizes the executive’s role, responsibilities, experience, performance and past and potential contributions. Base salaries are generally near the median; however, judgment is exercised in determining each executive’s base salary relative to the market. As a result, experienced and/or high performing executives may be paid above the market median and less experienced or average performing executives may be paid below the market median.

The Named Executive Officers received minor salary adjustments in the fiscal year ended March 31, 2019 to reflect cost of living increases.

Short-Term Incentive Plan (“STI Plan”)

The purpose of the STI Plan is to motivate and reward actual corporate, department and individual performance on an annual basis. The Compensation Committee reviews the STI Plan each year and, if necessary, adjusts the specific performance metrics, goals and compensation opportunities based on business objectives and the executives’ competitive position. No adjustments were made in the fiscal year ended March 31, 2019.

STI Plan pool funding is based on adjusted operating income (excluding allowances for loan and lease losses, taxes and the impact of any other one-time gains or losses). A threshold level of adjusted operating income is established and funding is adjusted up or down based on the Bank’s actual performance. Incentive payouts can range from 0% of target to a maximum payout of 150% of target (not including additional downside/upside adjustments based on individual performance factors – see explanation below).

The Compensation Committee reserves the right to either increase or decrease the calculated STI Plan pool based on multiple strategic metrics. In the fiscal year ended March 31, 2019, the Compensation Committee considered:

•	Asset quality

•	Revenue growth

•	Efficiency ratios

Upon determination of the final STI pool amount, actual incentive payouts are based on the achievement of corporate and department/strategic goals. Weightings are dependent on the executive’s level (see table below for Named Executive Officers).

In addition to corporate and department goals, the STI Plan design includes an individual modifier that allows incentive awards to be modified (up or down) to reflect overall individual performance and contribution. As such, an individual incentive award can be increased by 30% for exceptional performance or reduced to 0% for poor performance.

For fiscal year 2019, Carver’s annual target incentive ratios for the Named Executive Officers were as follows:

	STI Plan Weighting		Target STI Plan	Payout Range (as % of salary)
Executive	Corporate	Dept. / Strategic	(as % of salary)	(inclusive of individual modifier)
Michael T. Pugh, President and Chief Executive Officer (1)	50%	50%	30%	0% - 65.8%
Christina L. Maier, First Senior Vice President and Chief Financial Officer	50%	50%	50%	0% - 97.5%
Sophia Haliotis, Senior Vice President and Chief Credit Officer	40%	60%	20%	0% - 39.0%
John Fitzpatrick, Former First Senior Vice President and Chief Operating Officer (2)	50%	50%	50%	0% - 97.5%

(1)	Notwithstanding the specified target incentive ratio designated for Mr. Pugh, Carver is prohibited from paying or accruing a bonus for Mr. Pugh under the STI Plan for any period that Carver continues to retain any financial assistance provided by the U.S. Treasury under TARP. For further information on Carver’s participation in TARP and this bonus restriction, see below under “Compensation-Related Governance – Participation in Troubled Asset Relief Program.”
(2)	Mr. Fitzpatrick retired from the Company and the Bank, effective January 25, 2019.

After reviewing Carver’s fiscal year ended March 31, 2019 performance, the Compensation Committee determined that Carver did not meet the threshold adjusted operating income goal for the fiscal year ended March 31, 2019. No STI Plan payouts were received in the fiscal year ended March 31, 2019.

Long-Term Incentive Plan (“LTI Plan”)

The LTI Plan provides an opportunity for executives to receive cash or equity-based awards under the Carver Bancorp 2014 Equity Incentive Plan. The goal of the LTI Plan is to promote Carver’s growth and profitability, to provide certain officers with an incentive to achieve corporate objectives, to attract and retain individuals of outstanding competence and to provide initial grants to new non-employee directors of Carver. The LTI Plan is also designed to align participants’ interests with stockholders of Carver and serves as a retention tool for key members of management.

The Compensation Committee reviews the LTI Plan each year and establishes specific goals and targets that are aligned with business objectives and Carver’s compensation philosophy. For the fiscal year ended March 31, 2019, the Compensation Committee considered the Company’s overall health and progress toward achieving financial and strategic objectives as the main determinant of equity award allocation. Eligible employees must also receive an individual performance score of at least 3 (on a scale of 1 to 5) to be considered.

Long-term incentives may be in the form of cash, stock options and/or restricted shares. Regardless of the type of award, the awards vest ratably over a four-year period. Vesting may be accelerated in the third or fourth year of if Carver meets or exceeds the current peer group’s average three-year ROE.

For the fiscal year ended March 31, 2019 long-term incentive target awards (as a percent of salary) for the Named Executive Officers are as follows:

		Target
Executive	Position	Award
Michael T. Pugh(1)	President and Chief Executive Officer	30%
Christina L. Maier	First Senior Vice President and Chief Financial Officer	25%
Sophia Haliotis	Senior Vice President and Chief Credit Officer	20%
John Fitzpatrick (2)	Former First Senior Vice President and Chief Operating Officer	25%

(1)	Notwithstanding the specified target incentive ratio designated for Mr. Pugh, Carver is prohibited from paying or accruing a bonus for Mr. Pugh under the LTI Plan for any period that the Carver continues to hold any financial assistance provided by the U.S. Treasury under TARP. For further information on Carver’s participation in TARP and this bonus restriction, see below under “Compensation-Related Governance – Participation in Troubled Asset Relief Program.”
(2)	Mr. Fitzpatrick retired from the Company and the Bank, effective January 25, 2019.

No LTI Plan awards nor any other awards under the Carver Bancorp 2014 Equity Incentive Plan were made in the fiscal year ended March 31, 2019.

Compensation-Related Governance

Participation in the Troubled Asset Relief Program (“TARP”)

On January 16, 2009, Carver entered into a Securities Purchase Agreement with the U.S. Treasury that provided for Carver’s participation in the Capital Purchase Program (“CPP”) under TARP.

TARP participants are required to agree to significant restrictions on executive compensation during the period in which the U.S. Treasury holds an equity position in Carver as a condition of participation. Also, the ARRA created compensation-related limitations in addition to compensation limitations under TARP and required the Secretary of the U.S. Treasury to establish additional standards for executive compensation that apply beyond Carver’s senior executive officers to include the 20 next most highly compensated employees. In compliance with such requirements, Carver’s senior executive officers or “SEO’s” and the next 20 most highly compensated employees have agreed in writing to accept the compensation restrictions under the TARP and ARRA and thereby limit some of their contractual or legal rights.

Under TARP and ARRA, while a participant in the TARP programs, the following compensation restrictions are in effect:

•	Clawback of Bonus and Incentive Compensation if Based on Certain Material Inaccuracies. Incentive compensation paid that is later found to have been based on materially inaccurate financial statements or other materially inaccurate measurements of performance is subject to recovery by Carver. Carver’s senior executive officers and next 20 most highly paid employees acknowledge that each incentive program and each compensation or benefit agreement that incorporates incentive compensation was deemed amended to the extent necessary to give effect to such clawback.

•	No Compensation Arrangements that Encourage Excessive Risks. Carver is prohibited from entering into compensation arrangements that encourage employees to take “unnecessary and excessive risks that threaten the value” of Carver. To insure this does not occur, Carver’s Compensation Committee is required to meet at least once a year with senior risk officers to review Carver’s compensation arrangements in light of Carver’s risk management policies and practices. To the extent that such review suggests revisions to any compensation arrangement, Carver agrees to modify promptly the compensation arrangement to eliminate any undue risk. During the fiscal year ended March 31, 2019, the Compensation Committee met with Carver’s Chief Risk Officer and determined that Carver’s compensation program does not encourage unnecessary risk taking by executive officers. Carver’s short-term and long-term incentive programs use a broad-based balance of performance measures with no one measurement dominating the payout determination. This feature greatly mitigates any incentive for an employee to engage in unnecessary or excessive risk. The performance measures include net income, loan and deposit growth, efficiency ratio, Sarbanes Oxley Act of 2002 (“SOX”) Section 404 compliance, New Markets Tax Credit allocation deployment and individual performance throughout the year. Company and departmental goals are based upon an annual business plan submitted to and approved by the Board of Directors, whereat the Board considers the reasonableness of the plan and its goals. Individual performance is based upon actual performance compared to pre-established performance goals and market and other conditions. In this connection, incentive compensation can be reduced to zero based upon individual performance, further ensuring employees are not rewarded for performance that is not in Carver’s best long-term interests.

•	Limit on Federal Income Tax Deductions. Carver is prohibited from taking a federal income tax deduction for compensation paid to senior executive officers in excess of $500,000 per year.

•	Limit on Severance. Carver is prohibited from making severance payments resulting from termination of employment for any reason, except for payments for services performed or benefits accrued to Carver’s senior executive officers and the next 20 most highly compensated employees.

•	Limits on Incentive Compensation. The ARRA standards prohibit the payment or accrual of any bonus, retention award or incentive compensation to Carver’s most highly compensated employee (in Carver’s case, the President and Chief Executive Officer) other than awards of long-term restricted stock that (i) do not fully vest while participating in the TARP programs, (ii) have a value not greater than one-third of the total annual compensation of the employee and (iii) are subject to such other restrictions as determined by the Secretary of the U.S. Treasury. The prohibition on bonus, incentive compensation and retention awards does not preclude payments required under written employment contracts entered into on or prior to February 11, 2009.

•	Compensation Committee Functions. The ARRA requires that Carver’s Compensation Committee be comprised solely of independent directors and that it meets at least semiannually to discuss and evaluate Carver’s employee compensation plans in light of an assessment of any risk posed to Carver from such compensation plans.

•	Compliance Certifications. The ARRA requires a written certification by Carver’s President and Chief Executive Officer and Chief Financial Officer of Carver’s compliance with the provisions of ARRA. These certifications must be contained in Carver’s Annual Report on Form 10-K that is filed after the relevant U.S. Treasury regulations are issued.

•	U.S. Treasury Review of Excessive Bonuses Previously Paid. The ARRA directs the Secretary of the U.S. Treasury to review all compensation paid to Carver’s senior executive officers and Carver’s next 20 most highly compensated employees before date of enactment to determine whether any such payments were inconsistent with the purposes of ARRA or were otherwise contrary to the public interest. If the Secretary of the U.S. Treasury makes such a finding, the Secretary of the U.S. Treasury is directed to negotiate with the TARP recipient and the affected employees for appropriate reimbursements to the U.S. Treasury with respect to the compensation and bonuses.

•	Limitation on Luxury Expenditures. The Board of Directors must have in place a company-wide policy regarding excessive or luxury expenditures, as identified by the U.S. Treasury, which may include excessive expenditures on (i) entertainment or events, (ii) office and facility renovations, (iii) aviation or other transportation services, (iv) other unreasonable expenditures for staff development events, performance initiatives or other similar measures conducted in the normal course of business operations.

•	Say on Pay. Under ARRA, the SEC promulgated rules requiring a non-binding say on pay vote by shareholders on executive compensation at the annual meeting. Carver implemented this provision beginning with the proxy statement for the fiscal year ended March 31, 2009 by including the submission of an “Advisory Vote on Compensation of Named Executive Officers.”

In February 2010, the U.S. Treasury announced the creation of the TARP-CDCI to invest lower-cost capital in community development financial institutions (“CDFI”) that lend to small businesses in the country’s hardest hit communities, in recognition of the unique role of CDFI’s as lenders in disadvantaged communities. Carver, as a CDFI, applied to participate in the TARP-CDCI program. On August 27, 2010, Carver completed an exchange of TARP CPP capital for TARP-CDCI capital. All restrictions on executive compensation that applied under TARP CPP remain in force under the TARP-CDCI program. Effective October 28, 2011, the U.S. Treasury exchanged 18,980 shares of Series B Preferred Stock that it held for 2,321,286 shares of common stock, pursuant to an Exchange Agreement by and between U.S. Treasury and Carver entered into on June 29, 2011. Pursuant to the Exchange Agreement, all restrictions on executive compensation that applied under TARP CPP and the TARP-CDCI program will continue to apply so long as the U.S. Treasury holds any of Carver’s securities.

Enforcement Actions with Carver and Carver Federal’s Bank Regulators

In May 2016, the OCC and Carver Federal entered into a Formal Agreement pertaining to certain compliance matters as more fully described in the Current Report on Form 8-K, as filed with the SEC on May 27, 2016. Furthermore, the OCC has designated that the Bank is in “troubled condition.” Accordingly, Carver and Carver Federal are required to comply with the requirements of the golden parachute regulations under 12 C.F.R. Part 359.

The FDIC golden parachute regulations limit the ability of Carver and Carver Federal to enter into contracts and to pay and make golden parachute payments to directors, officers, employees or controlling stockholders. A golden parachute payment includes, generally, any payment (or agreement to make any payment) in the nature of compensation which is contingent on such person’s termination of employment or affiliation with Carver or Carver Federal and is received on or after, or is made in contemplation of, when Carver Federal is or becomes troubled. Accordingly, for so long as Carver remains subject to the Formal Agreement, no payments can be made under any employment agreement or change in control agreement or any other contract, agreement or arrangement that would become payable as a result of a director’s, officer’s or employee’s employment if such payment would constitute a golden parachute payment. Payments that become due under any tax-qualified plan, certain bona fide deferred compensation plans, nondiscriminatory severance pay plan (so long as the severance payment does not exceed 12 months of base compensation), and payments made by reason of death or disability, or payments that are approved by the FDIC are not subject to this limitation.

 SUMMARY COMPENSATION TABLE AT MARCH 31, 2019

The following table presents compensation information regarding Carver’s Named Executive Officers at the fiscal year ended March 31, 2019.

Name and Principal Position	Year Ended 3/31	Salary	Bonus	Stock Awards	Option Awards	Non-Equity Incentive Plan Compensation	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation (1)	Total
Michael T. Pugh, President	2019	$378,000	—	—	—	—	—	$6,288	$384,288
and Chief Executive Officer	2018	$373,154	—	—	—	—	—	$6,397	$379,551
Christina L. Maier, First	2019	$247,200	—	—	—	—	—	$7,416	$254,616
Senior Vice President and Chief Financial Officer	2018	$245,262	—	—	—	—	—	$7,358	$252,620
Sophia Haliotis, Senior	2019	$201,538	—	—	—	—	—	$6,046	$207,584
Vice President and Chief Credit Officer (2)	2018	$96,124	—	—	—	—	—	$2,077	$98,201
John J. Fitzpatrick, Former	2019	$205,231	—	—	—	—	—	$6,157	$211,388
First Senior Vice President and Chief Operations Officer (3)	2018	$240,000	—	—	—	—	—	$7,200	$247,200

(1)	Except as noted, the amounts shown in this column reflect matching contributions made to Carver’s 401(k) Plan. No Named Executive Officer receives perquisites the aggregate value of which exceeds $10,000.
(2)	Ms. Haliotis was appointed as Senior Vice President and Chief Credit Officer of Carver and Carver Federal on October 2, 2017.
(3)	Mr. Fitzpatrick retired from the Company and the Bank, effective January 25, 2019.

Benefit Plans

401(k) Savings Plan. Carver maintains a 401(k) Savings Plan (“401(k) Plan”) with a profit sharing feature for all eligible employees of Carver. Carver matched contributions to the 401(k) Plan equal to 100% of pre-tax contributions made by each employee up to a maximum of 3% of their pay, subject to IRS limitations. All such matching contributions are fully vested and non-forfeitable at all times regardless of the years of service with the Bank. Carver employees will be eligible to participate upon their hire date. To be eligible for the matching contribution, the employee must be 21 years of age. Under the profit-sharing feature of the plan, if the Bank achieves a minimum of 70% of its fiscal year performance goal, the Compensation Committee may authorize a non-elective contribution to the 401(k) Plan on behalf of each eligible employee of up to 2% of the employee’s annual pay, subject to IRS limitations. This non-elective contribution, if made, is awarded regardless of whether the employee makes voluntary contributions to the 401(k) Plan. Non-elective Company contributions vest 20% each year for the first five years of employment and are fully vested thereafter. To be eligible for the non-elective company contribution, the employee must be 21 years of age, have completed at least one year of service and be employed on the last day of the plan year, currently December 31, or have terminated employment for death, disability or retirement. Carver did not award a non-elective contribution for the 401(k) Plan year that ended December 31, 2018.

Employment and Other Agreements with Executive Officers

Notwithstanding their employment and letter agreements as summarized below, Carver’s Named Executive Officers have agreed in writing to accept the ARRA standards discussed earlier in this document and to not accept any severance during the period in which the U.S. Treasury holds an equity position in Carver. Additionally, under the Orders issued by the regulators on February 7, 2011, Carver is prohibited from fulfilling severance payment commitments, resulting from termination for any reason (except for payments performed or benefits accrued), that are outside the scope of a non-discriminatory, all-employee severance program.

Employment Agreements

On January 1, 2015, Carver Federal entered into an employment agreement (the “Employment Agreement”) with Michael T. Pugh, President and Chief Executive Officer. The Employment Agreement specified the terms of Mr. Pugh’s employment, including his duties and responsibilities, set his salary and benefits and further specified the terms of severance in the event of his involuntary termination without cause or due to a change in control. The Employment Agreement had a three-year term and was renewable six-months before the third anniversary and annually thereafter. Due to the fact that the Bank is in troubled condition, Mr. Pugh's employment agreement cannot be renewed without the prior approval of the OCC. As a result, the term of the Employment Agreement expired on January 1, 2018.

Letter Agreements

Carver entered into a letter agreement with Ms. Maier. Generally, the letter agreement provides for “at-will” employment and compensation in the form of base salary and benefits.

Director Compensation

Carver’s directors are paid an annual cash retainer of $10,000 to serve as a Director of both Carver and Carver Federal and receive a meeting fee of $750 for Board Meetings attended. The chairs of the Asset Liability and Interest Rate Risk and Finance and Audit committees receive an annual retainer of $7,500 and a meeting fee of $825. The chair of the Compliance Committee receives an annual retainer of $7,500. The chairs of the remaining committees receive an annual retainer of $2,500. The committee members of the Compensation, Institutional Strategy and Nominating and Corporate Governance, including the chairs thereof receive $475 per committee meeting attended. The Non-Executive Chairman is paid a quarterly cash retainer of $15,000 ($60,000 per year) to serve as Chairman of both Carver and Carver Federal, and does not receive a meeting fee for Board Meetings attended. Upon shareholder approval of new directors, the Compensation Committee may approve a grant of 1,000 shares of restricted stock and 1,000 stock options, which vest pursuant to Carver’s incentive plan in effect at the time of the grant. In 2010, after a competitive study of Non-Employee Director Compensation conducted by Pearl Meyer, the Compensation Committee voted to grant annual restricted stock awards in the amount of $5,000 to each Non-Employee director at subsequent annual meetings. All other compensation elements would remain unchanged. The Non-Employee Directors have not received annual restricted stock awards given the constraints on Carver’s Equity Plan.

The following table sets forth information regarding compensation earned by the non-employee directors of Carver during the fiscal year ended March 31, 2019.

DIRECTOR COMPENSATION AT MARCH 31, 2019

					Change in
					pension
	Fees				value and
	earned			Non-equity	nonqualified
	or paid	Stock	Option	incentive plan	deferred	All other
	in cash	awards	awards	compensation	compensation	compensation	Total
Name	($)	($)	(S)	($)	earnings	($)	($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)
Pazel G. Jackson, Jr.	$46,025	—	—	—	—	—	$46,025
Robert R. Tarter	$67,500	—	—	—	—	—	$67,500
Susan Tohbe	$44,575	—	—	—	—	—	$44,575
Janet L. Rollé	$19,650	—	—	—	—	—	$19,650
Lewis P. Jones III	$30,200	—	—	—	—	—	$30,200
Colvin W. Grannum	$22,725	—	—	—	—	—	$22,725
Kenneth J. Knuckles	$28,625	—	—	—	—	—	$28,625
Ingrid LaMae deJongh(1)	$3,250	—	—	—	—	—	$3,250
Craig C. MacKay	$30,325	—	—	—	—	—	$30,325
Robert W. Mooney (2)	$19,675	—	—	—	—	—	$19,675

(1)	Ms. deJongh resigned from the Boards of Directors of Carver Bancorp, Inc. and Carver Federal Savings Bank, effective July 1, 2018.
(2)	Mr. Mooney passed away in January 2019.

Impact of Accounting and Tax on the Form of Compensation

The Compensation Committee and Carver consider the accounting and tax (individual and corporate) consequences of the compensation plans prior to making changes to the plans. The Compensation Committee has considered the impact of the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (ASC) Topic 718 (formerly SFAS No. 123(R), on Carver’s use of equity incentives as a key retention tool.

As part of its role, the Compensation Committee also reviews and considers sections of the Internal Revenue Code (“IRC”), including but not limited to, Golden Parachutes Under IRC Section 280G and the deductibility of executive compensation under Section 162(m) which limits deduction of compensation paid to Named Executive Officers to $1,000,000 unless the compensation is “qualified performance-based compensation”. This applies to base salary, all cash incentive plans and equity grants other than stock options. For the fiscal year ended March 31, 2019, no employee received taxable compensation in excess of $1,000,000 and therefore, deductibility of compensation was not limited by these sections of the IRC.

In December 2017, the Tax Cuts and Jobs Act of 2017 was enacted (the “Tax Act”). Under the Tax Act, the qualified performance-based compensation exception to IRC 162(m) was repealed, effective for tax years commencing on or after January 1, 2018. Accordingly, effective as of the fiscal year ending March 31, 2019, compensation to our Named Executive Officers in excess of $1,000,000 is generally not deductible.

Option Granting Practices

The timing of Carver’s option grants has historically been and continues to be determined upon appointment to the Board, upon hire, or in conjunction with incentive grants after Carver’s fiscal year end and approved by the Compensation Committee. In fiscal 2019, no options were granted to Named Executive Officers.

Ownership Guidelines

Carver regularly reviews the ownership levels of its directors and officers and has not established minimum stock ownership guidelines for Carver’s directors and the Named Executive Officers.

Securities Authorized for Issuance Under Equity Compensation Plans

The following table sets forth information about the shares of Voting Stock authorized by Carver for issuance under equity compensation plans as of March 31, 2019.

Number of
securities
remaining
available for
	Number of	Weighted-	future issuance
	securities to be	average	under equity
	issued upon	exercise	compensation
	exercise of	price of	plans
	Outstanding	outstanding	(excluding
	options,	options,	securities
	warrants and	warrants	reflected in
Plan Category	Rights	and rights	column (a))
Equity compensation plans approved by security holders (1)	5,924	$81.65	264,075
Equity compensation plans not approved by security holders	—	—	—
Total	5,924	$81.65	264,075

(1)       Note: Shares have been adjusted to reflect Carver’s 1-for-15 reverse stock split, effective October 27, 2011.

Carver’s Stock Incentive Plans do not provide for re-pricing of stock options, which is the cancellation of shares in consideration of the exchange for other stock options to be issued at a lower price, and Carver has not acted to re-price stock options.

PROPOSAL FOUR ADVISORY (NON-BINDING) APPROVAL OF THE FREQUENCY OF FUTURE ADVISORY VOTES ON THE COMPENSATION TO OUR NAMED EXECUTIVE OFFICERS

We are providing stockholders with the opportunity to cast an advisory vote regarding the frequency of future advisory votes on executive compensation. As required by law, our stockholders are entitled to vote on an advisory basis regarding whether Carver should hold the shareholder vote to approve the compensation of our Named Executive Officers every one, two or three years.

Because your vote is advisory, it will not be binding upon the Board of Directors. However, the Board of Directors values the opinions expressed by stockholders in these votes and will take into account the outcome of the vote when determining how frequently it will submit future advisory votes on the compensation of our Named Executive Officers.

The Board of Directors believes that an advisory shareholder vote to approve the compensation of our Named Executive Officers should be held every year. For purposes of this proposal, you are being asked to vote on one of four choices (every year, every two years, every three years or abstain). You are not voting to approve or disapprove of the Board's recommendation.

The Board of Directors Recommends a Vote in favor of the “ONE YEAR” option to hold the advisory vote on the compensation of our Named Executive Officers.

Please Mark Your Votes on the Enclosed Proxy Card and
Return it in the Enclosed Postage-Prepaid Envelope
or Vote by Telephone or the Internet.

ADDITIONAL INFORMATION

Date for Submission of Stockholder Proposals

To be eligible for inclusion in the proxy materials for next year’s annual meeting of stockholders, any stockholder proposal to take action at such meeting must be received at Carver’s executive office, 75 West 125th Street, New York, New York 10027, no later than March 28, 2020.

Notice of Business to be Conducted at Annual Meeting

Carver’s Bylaws provide an advance notice procedure for a stockholder to properly bring business before an annual meeting or to nominate any person for election to Carver’s Board of Directors. The stockholder must be a stockholder of record and have given timely notice thereof in writing to the Secretary of Carver. To be timely, a stockholder’s notice must be delivered to or received by the Secretary not later than the following dates: (1) with respect to an annual meeting of stockholders, 60 days in advance of such meeting, if such meeting is to be held on a day which is within 30 days preceding the anniversary of the previous fiscal year’s annual meeting, or 90 days in advance of such meeting if such meeting is to be held on or after the anniversary of the previous fiscal year’s annual meeting; and (2) with respect to an annual meeting of stockholders held at a time other than within the time periods set forth in the immediately preceding clause, the close of business on the 10th day following the date on which notice of such meeting is first given to stockholders. Notice shall be deemed to be first given to stockholders when disclosure of such date of the meeting of stockholders is first made in a press release reported to Dow Jones News Services, Associated Press or comparable national news service, or in a document publicly filed by Carver with the SEC pursuant to Section 13, 14 or 15(d) of the Exchange Act. A stockholder’s notice to the Corporate Secretary of Carver shall set forth such information as required by the Bylaws of Carver. Nothing in this paragraph shall be deemed to require Carver to include in its proxy statement and proxy card relating to an annual meeting any stockholder proposal or nomination that does not meet all of the requirements for inclusion established by the SEC in effect at the time such proposal or nomination is received. See “Date for Submission of Stockholder Proposals.”

Householding of Proxy Materials

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

This year, Carver expects that a number of brokers with account holders who are our stockholders will be “householding” its proxy materials. A single proxy statement will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate proxy statement and annual report, please notify your broker. Stockholders who currently receive multiple copies of the proxy statement and annual report at their address and would like to request “householding” of their communications should contact their broker. In addition, Carver will promptly deliver, upon written or oral request to its address or telephone number below, a separate copy of the proxy materials and annual report to a stockholder at a shared address to which a single copy of the documents was delivered. Direct your written request to Carver Bancorp Inc., 75 West 125th Street, New York, New York 10027, Attention: Corporate Secretary, or contact us at (718) 230-2900.

Other Matters

As of the date of this proxy statement, the Board of Directors does not know of any other matters to be brought before the stockholders at the Annual Meeting. If, however, any other matters not now known are properly brought before the Annual Meeting, the persons named in the accompanying proxy card will vote the shares represented by all properly executed proxies on such matters using their best judgment.

Annual Report to Stockholders

A copy of the Annual Report to Stockholders for the fiscal year ended March 31, 2019, containing financial statements as of March 31, 2019 and March 31, 2018 and for each of the years in the two-year period ended March 31, 2019, prepared in conformity with generally accepted accounting principles, accompanies this proxy statement. The consolidated financial statements have been audited by BDO USA, LLP whose report thereon is included in the Annual Report for the fiscal year ended March 31, 2019.

The Annual Report for the fiscal year ended March 31, 2019 includes a copy of Carver’s annual report on Form 10-K for the fiscal year ended March 31, 2019, as filed with the SEC. Stockholders may obtain, free of charge, a copy of such annual report (excluding exhibits) by writing to Isaac Torres, Senior Vice President and General Counsel, Carver Bancorp, Inc., 75 West 125th Street, New York, New York 10027, or by telephoning (718) 230-2900. The annual report on Form 10-K for fiscal year 2019 is also available on Carver’s website at www.carverbank.com and on the SEC website at www.sec.gov.

By Order of the Board of Directors

/s/ Isaac Torres
Isaac Torres
SVP and General Counsel

New York, New York

July 26, 2019

To Assure That Your Shares Are Represented at the Annual Meeting,

Please Sign, Date, and Promptly Return the Accompanying

Proxy Card in the Enclosed Postage-Paid Envelope or Use

Telephone Voting as Described in the Proxy Statement

CARVER BANCORP, INC. 75 WEST 125TH STREET NEW YORK, NY 10027-4512 ATTN: ISAAC TORRES VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting - Go to www.virtualshareholdermeeting.com/CARV2019 You may attend the Meeting via the Internet and vote during the Meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED CARVER BANCORP, INC. The Board of Directors recommends you vote FOR the following: For Withhold For All All All Except To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.1.To elect two directors, each to serve for a three- year term and until their respective successors have been elected and qualified; Nominees: 01) Pazel G. Jackson, Jr. 02) Susan M. Tohbe 2.To ratify the appointment of BDO USA, LLP as independent auditors for Carver for the fiscal year ending March 31, 2020.3. Advisory (non-binding) approval of the compensation of our named executive officers as described in the proxy statement. The Board of Directors recommends you vote 1 YEAR on the following proposal: 1 Year 2 Years 3 Years Abstain 4 An advisory vote with respect to the frequency of future advisory votes on the compensation of our Named Executive Officers. NOTE: Such other business as may properly come before the meeting or any adjournment thereof.For address changes and/or comments, please checkthis box and write them on the back where indicated. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com. CARVER BANCORP, INC. Annual Meeting of Shareholders September 12, 2019 10:00 AM This proxy is solicited by the Board of Directors The shareholder(s) hereby appoint(s) Robert R. Tarter and Michael T. Pugh, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of CARVER BANCORP, INC. that the shareholder(s) is/are entitled to vote at the Annual Meeting of Shareholders, which will be a completely virtual meeting conducted via live webcast to be held at 10:00 AM, EDT on September 12, 2019, at www.virtualshareholdermeeting.com/CARV2019, and any adjournment or postponement thereof. This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. IF PROPERLY SIGNED, BUT NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED "FOR" THE ELECTION OF THE NOMINEES LISTED IN ITEM 1, "FOR" THE PROPOSALS LISTED IN ITEMS 2 AND 3 AND "1 YEAR" FOR PROPOSAL 4. If any other matters properly come before the Annual Meeting, the Proxy Committee will vote the shares represented by all properly executed proxies on such matters using their best judgement. As of the date of the proxy statement, Carver Bancorp, Inc.'s management is not aware of any other such business. Should the undersigned be present and elect to vote at the Annual Meeting or at any adjournment thereof and after notification to the Secretary of the Company at the Annual Meeting of the shareholder's decision to terminate this proxy, then the power of the Proxy Committee and previously submitted proxies shall be deemed terminated and of no further force and effect. This proxy may also be revoked by sending written notice to the Secretary of the Company at the address set forth on the Notice of Annual Meeting of Shareholders, or by the filing of a later proxy prior to a vote being taken on a particular proposal at the Annual Meeting. (If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.) Continued and to be signed on reverse side Address Changes/Comments: